QT Imaging Reports Preliminary Unaudited Fourth Quarter and
Full Year 2025 Financial Results
Generated Record Revenue of $8.3 Million in Q4 2025, up 97% versus Q3 2025
Shipped Record 17 Scanners in Q4 2025 and 40 in 2025, up from 12 Scanners Shipped in 2024
Exceeded 2025 Sales Outlook, Delivering Revenue of $18.9 Million
Relisted on Nasdaq Less Than One Year After Leaving the Exchange
Continues to Pivot from a Scanner Company to a SaaS and Biomarker-Driven Medical Imaging Franchise

NOVATO, Calif. – February 18, 2026 – QT Imaging Holdings, Inc. (Nasdaq: QTI) (“QT Imaging” or the “Company”) a medical device company dedicated to transforming breast health management through innovative, radiation-free imaging technology, today announces preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2025.
“Q4 marked a pivotal moment for the Company with record quarterly revenue driven by a record number of scanners shipped, and strong execution across our commercial and product initiatives,” said Dr. Raluca Dinu, Chief Executive Officer. “Exceeding our 2025 revenue outlook and successfully relisting on Nasdaq in under a year underscore the strength of our team, the resilience of our strategy and growing patient awareness and demand for our breast imaging alternative. As we continue our transition from a traditional scanner company to a SaaS and biomarker-driven medical imaging platform, we believe we are building a scalable, data centric business positioned for long-term growth.”
Fourth Quarter and Recent Business Highlights
•The Company shipped 17 QTI Breast Acoustic CT™ scanners and generated record revenue of $8.3 million in the fourth quarter of 2025, up 97% and 877% from the third quarter of 2025 and fourth quarter of 2024, respectively. For 2025, the Company shipped 40 scanners and generated record revenue of $18.9 million, surpassing its revenue guidance of $18.0 million.
•Significantly strengthened its financial position through a private placement with gross proceeds of $18.2 million, which included lead investor Sio Capital and participation from other institutional and existing Company investors.
•Uplisted from the OTCQB Venture Market to the Nasdaq Capital Market after having met all listing requirements, including financial, corporate governance and regulatory criteria.
•Entered into a strategic collaboration with Intelerad Medical Systems, a global leader in providing medical imaging solutions, which supports QT Imaging’s mission to deliver safe, quantitative and accessible imaging by enabling seamless integration of QT Imaging’s Breast Acoustic CT™ Scanners with Intelerad’s secure, cloud-based platform to deliver QT Imaging’s Cloud SaaS Platform to its customers.

•Announced a collaboration with Olea Medical, a renowned provider of advanced medical imaging software, enhancing the QTI Cloud SaaS Platform by integrating Olea Medical’s advanced visualization, quantitative analytics and AI-ready imaging technologies to support clinical interpretation, research workflows and quantitative imaging analysis. The Olea collaboration builds on QT Imaging’s existing cloud infrastructure to be delivered through Intelerad’s platform, which provides the enterprise PACS and cloud backbone for QT Imaging’s clinical and research deployments.
•Entered into an exclusive distribution agreement for its QTI Breast Acoustic CT™ scanners and QTI Cloud SaaS Platform in the United Arab Emirates (UAE) with Al Naghi Medical Co., a leading distributor of medical devices. The agreement provides for committed, minimum order quantities of seven scanners in 2026 (starting in the second quarter), increasing to 16 scanners in 2027 and 20 scanners in 2028, for a total minimum of 43 scanners representing revenue of more than $24 million.
•Appointed accomplished industry veteran Satrajit Misra as Chief Commercial Officer.
Summary of Preliminary Unaudited Fourth Quarter 2025 Financial Results
•Revenue was $8.3 million for the fourth quarter of 2025, representing 877% year-over-year growth and 97% sequential-quarter growth, respectively. The increase was primarily attributable to the shipment of 17 QT Breast Acoustic CT™ scanners in the period to the Company’s U.S. distributor NXC Imaging.
•Gross margin of 38% in the fourth quarter of 2025 compared to 47% in the fourth quarter of 2024. The decline was primarily attributable to the shipment of two scanners that were built by our contract manufacturing partner at a higher cost due to tariffs and other fees.
•Total operating expenses for the fourth quarter of 2025 were $3.8 million, a 57% increase from $2.5 million in the same period of 2024. This was primarily attributable to increases in employee compensation costs and professional and outside service costs, partially offset by an increase in the allocation of overhead expenses from operating expenses to cost of revenue.
•Net loss of $1.4 million for the fourth quarter of 2025 improved 60% compared to a net loss of $3.5 million for the fourth quarter of 2024.
•Non-GAAP Adjusted EBITDA* of $(0.4) million for the fourth quarter of 2025 improved 79% compared to $(1.9) million for the fourth quarter of 2024.
•Net cash used in operating activities during the fourth quarter of 2025 was $3.1 million compared to $1.2 million in the fourth quarter of 2024. The increase was primarily due to an increase in accounts receivable to $5.8 million as of December 31, 2025, which was subsequently collected, partially offset by a lower net loss as adjusted for non-cash operating activities.
•As of December 31, 2025, the Company had cash, restricted cash, and cash equivalents of $10.5 million.
Summary of Preliminary Unaudited Full Year 2025 Financial Results
•Revenue was $18.9 million for 2025, surpassing the Company’s guidance of $18 million and representing 288% growth compared to 2024.
•Gross margin was 45% for 2025, compared to 54% for 2024. The decline was primarily attributable to two scanners that were built by our contract manufacturing partner at a higher cost, including tariffs and other fees.

•Total operating expenses for 2025 were $13.0 million, a 12% improvement from $14.8 million in 2024. This was primarily attributable to a $3.6 million decrease in professional fees associated with transaction costs, a $1.7 million increase in the allocation of overhead expenses from operating expenses to cost of revenue, and a $0.3 million reduction in insurance expense, partially offset by a $2.8 million increase in compensation and benefits and a $0.4 million increase in professional and outside services.
•Net loss was $21.1 million for 2025, which included other expense of $8.8 million consisting of non-cash expense of $6.6 million incurred at the issuance of the Lynrock Lake Term Loan, an extinguishment loss of $2.1 million for the Yorkville Note and Cable Car Note, and a $0.1 million extension fee for the Cable Car Note, as well as a $3.6 million increase in the fair value of warrant liability and a $1.8 million increase in the fair value of earnout liability. This compared to a net loss of $9.0 million for 2024.
•Non-GAAP Adjusted EBITDA* of $(3.5) million for 2025, improved 52% compared to $(7.4) million for 2024.
•Net cash used in operating activities for 2025 was $9.0 million compared to $10.0 million in 2024.
2026 Sales Outlook
The Company expects 2026 revenue to be approximately $39 million, including shipments of scanners and initial revenue from its SaaS Cloud Platform. These targets are in accordance with the minimum order quantities per its Amended Distribution Agreement with its strategic business and distribution partner in the United States, NXC Imaging, Inc., a wholly owned subsidiary of Canon Medical Systems USA, as well as its new distribution partners in the Gulf region, Gulf Medical and Al Naghi Medical.
Earnings Call
The Company plans to hold an investment community conference call during the week of March 23, 2026, following the filing of its Form 10-K for 2025. Details regarding the call will be announced in the next few weeks.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding any express or implied statements or guidance regarding current or future financial performance and position, including the Company’s results for the three and 12 months ended December 31, 2025, the timing of the filing of the Company’s Form 10-K, the QT Imaging Breast Acoustic CT™ Scanner, including its commercialization, manufacturing (including large scale) and further development, the evolution of QT Imaging into a scalable imaging platform combining proprietary hardware, advanced image reconstruction software, and AI-powered clinical decision tools to address the growing need for precision in breast health, the QTI Cloud Platform and SaaS pricing model, performance of software enhancements, plans for QT Imaging, new product development and introduction, product sales growth and projected revenues, QT Imaging’s industry, future events, and other statements that are not historical facts. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of QT Imaging's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: the ability of the Company to sell and deploy the QT Imaging Breast Acoustic CT™ Scanner; the ability to extend product offerings into new areas or products; the ability to commercialize technology; unexpected occurrences that deter the full documentation and “bring to market” plan for products; trends and fluctuations in the industry; changes in demand and purchasing volume of customers; unpredictability of suppliers; the ability to attract and retain qualified personnel and the ability to move product sales to production levels; changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control; changes in our ability to successfully receive purchase orders and generate revenue under our existing contracts with partners and distributors; our ability to realize the benefits of the strategic partnerships; the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; our ability to pay our debt obligations as they come due; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that QT Imaging presently does not know or that QT Imaging currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect QT Imaging's expectations, plans or forecasts of future events and views as of the date of this release. QT Imaging anticipates that subsequent events and developments will cause QT Imaging's assessments to change. However, while QT Imaging may elect to update these forward-looking statements at some point in the future, QT Imaging specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Preliminary Financial and Operating Results
The financial information in this press release is preliminary, unaudited, based on currently available information and subject to adjustment in the final financial statements to be filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2025. The preliminary results set forth above reflect preliminary, unaudited estimates based solely on currently available information, which is subject to change. Such preliminary results are subject to the finalization of year-end financial and accounting procedures. While carrying out such procedures, QT Imaging may identify items that would require it to make adjustments to the preliminary estimates of financial results set forth herein. As a result, QT Imaging’s actual financial results could differ from the information set forth herein and such differences could be material. Moreover, preliminary and estimated financial results should not be viewed as a substitute for QT Imaging’s full annual financial statements for the year ended December 31, 2025, which will be prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).
Non-GAAP Financial Measures
The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA and Adjusted EBITDA, have not been prepared in accordance with GAAP. To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of QT Imaging's liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare QT Imaging’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.
EBITDA is defined as loss before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for stock-based compensation, net change in fair value of the derivative, earnout and warrant liabilities, transaction expenses, warrant modification expense, loss on debt extinguishment, debt issuance expense and other income (expense), net. Similar excluded expenses may be incurred in future periods when calculating these measures. QT Imaging believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. QT Imaging believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing QT Imaging’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.
Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s condensed consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.
Management uses EBITDA and Adjusted EBITDA as a non-GAAP performance measure that is defined in the accompanying tables and is reconciled to net loss, the most directly comparable GAAP measure, in the tables below.
We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables below.
About QT Imaging
QT Imaging Holdings, Inc. (Nasdaq: QTI) is a medical device company engaged in the research, development and commercialization of innovative imaging systems using low frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis and treatment of disease and that it should be safe, affordable, accessible and centered on the patient’s experience. For more information on QT Imaging Holdings, Inc., please visit the Company’s website at www.qtimaging.com.
Breast Acoustic CT™ is a trademark of an affiliate of QT Imaging Holdings, Inc.

Contacts
For media inquiries, please contact:
Jay Jennings
Chief Financial Officer
Jay.Jennings@qtimaging.com

Summary of Results
For the Three and Twelve Months Ended December 31, 2025 and 2024
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
$ thousands (except per share amounts)	2025	2024	2025		2024
Revenue	$8,275	$847	$18,925		$4,879
Cost of revenue	5,133	447	10,341		2,239
Gross profit	3,142	400	8,584		2,640
Operating expenses:
Research and development	1,244	774	3,936		3,267
Selling, general and administrative	2,598	1,677	9,085		11,550
Total operating expenses	3,842	2,451	13,021		14,817
Loss from operations	(700)	(2,051)	(4,437)		(12,177)
Other (expense) income:
Interest expense, net	(1,004)	(1,349)	(2,639)		(4,498)
Other income (expense), net	10	(370)	(8,761)		(561)
Change in fair value of warrant liability	3	(13)	(3,578)		187
Change in fair value of derivative liability	—	18	101		4,818
Change in fair value of earnout liability	300	260	(1,770)	300	3,230
Total other (expense) income	(691)	(1,454)	(16,647)		3,176
Loss before income tax benefit	(1,391)	(3,505)	(21,084)		(9,001)
Income tax benefit	(4)	(16)	(1)		(16)
Net loss	(1,387)	(3,489)	(21,083)		(8,985)
Less: deemed dividend related to the modification of equity classified warrants	—	—	—		(5,186)
Net loss attributable to common stockholders	$(1,387)	$(3,489)	$(21,083)		$(14,171)

Basic and diluted net loss per share (1)	$(0.10)	$(0.44)	$(2.01)		$(2.13)

Weighted average shares outstanding (1)	13,578	7,923	10,476		6,659

(1)    Share and per share amounts for the three and twelve months ended December 31, 2024 differ from those published in prior consolidated financial statements as they were retrospectively adjusted as a result of the Reverse Stock Split. Specifically, the number of shares of common stock outstanding during periods before the Reverse Stock Split are divided by the exchange ratio of 3:1, such that each three shares of common stock were combined and reconstituted into one share of common stock effective October 23, 2025.

EBITDA and Adjusted EBITDA
For the Three and Twelve Months Ended December 31, 2025 and 2024
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
$ thousands	2025	2024	2025	2024
Net loss	$(1,387)	$(3,489)	$(21,083)	$(8,985)
Income tax benefit	(4)	(16)	(1)	(16)
Interest expense, net	1,004	1,349	2,639	4,498
Depreciation and amortization	16	27	131	231
EBITDA	(371)	(2,129)	(18,314)	(4,272)
Other income, net	(10)	(14)	(49)	(24)
Debt issuance expense (1)	—	—	6,640	—
Debt modification and extinguishment expenses(2)	—	384	2,170	384
Warrant modification	—	—	—	201
Change in fair value of warrant liability(3)	(3)	13	3,578	(187)
Change in fair value of derivative liability(4)	—	(18)	(101)	(4,818)
Change in fair value of earnout liability(5)	(300)	(260)	1,770	(3,230)
Stock-based compensation	282	124	801	290
Transaction expenses (6)	—	—	—	4,301
Adjusted EBITDA	$(402)	$(1,900)	$(3,505)	$(7,355)
(1)Upon the issuance of Lynrock Lake Term Loan closed on February 26, 2025, the Company recorded a loss of $6.6 million, including debt issuance costs of $0.2 million, in other expense, net for the year ended December 31, 2025.
(2)The Company recorded debt modification expense of $0.1 million primarily related to its modification of the Cable Car Note on January 9, 2025 and debt extinguishment expense of $2.0 million related to the extinguishment of the Yorkville Note and Cable Car Note on February 26, 2025 in other (expense) income, net for the year ended December 31, 2025.
(3)The increase in fair value of warrant liability during the year ended December 31, 2025 relates to the liability classified private placement warrants, the Lynrock Lake Warrant and Yorkville Warrant, which is primarily driven by increase in the Company's stock price from beginning of period to June 11, 2025, which is the date the Lynrock Lake Warrant and Yorkville Warrant were modified and subsequently reclassified to equity.
(4)The decrease in fair value of derivative liability during the year ended December 31, 2025 related to the Yorkville Pre-paid Advance, which contained features that were bifurcated as freestanding financial instruments and initially valued on March 4, 2024 upon consummation of the Merger. The derivative liability was subsequently revalued as of February 26, 2025, prior to the extinguishment of the Yorkville Note.
(5)The earnout liability relates to the contingent consideration for the Merger Earnout Consideration Shares pursuant to the Business Combination Agreement dated December 8, 2022, as amended in September 2023. The earnout liability was initially valued using the Monte Carlo Simulation method on March 4, 2024 and subsequently revalued using the same method as of December 31, 2025.
(6)The Company incurred transaction expenses related to the Merger with GigCapital5, Inc,, which closed on March 4, 2024. These transaction expenses included a $3.7 million of transaction costs that were settled with issuance of common stock, $0.4 million of transaction costs settled or payable in cash and a $0.2 million loss on issuance of common stock in connection with a subscription agreement, which were recorded as selling, general and administrative expenses in the consolidated statement of operations during the year ended December 31, 2024. There were no transaction expenses incurred during the year ended December 31, 2025.

Consolidated Balance Sheets
As of December 31, 2025 and 2024
(Unaudited)

$ in thousands	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash	$10,412	$1,172
Restricted cash and cash equivalents	50	20
Accounts receivable, net	5,781	67
Inventory	5,027	3,141
Prepaid expenses and other current assets	821	517
Total current assets	22,091	4,917
Property and equipment, net	318	196
Operating lease right-of-use assets, net	573	935
Other assets	39	39
Total assets	$23,021	$6,087

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$3,580	$803
Accrued expenses and other current liabilities	3,818	3,550
Current maturities of long-term debt	9	4,986
Deferred revenue	7	49
Operating lease liabilities, current	454	406
Total current liabilities	7,868	9,794
Long-term debt	683	9
Related party notes payable	3,895	3,849
Operating lease liabilities	203	657
Warrant liability	103	22
Derivative liability	—	304
Earnout liability	2,210	440
Other liabilities	1,614	550
Total liabilities	16,576	15,625

Stockholders’ equity (deficit):
Common stock (1)	1	1
Additional paid-in capital (1)	59,468	22,402
Accumulated deficit	(53,024)	(31,941)
Total stockholders’ equity (deficit)	6,445	(9,538)
Total liabilities and stockholders’ equity (deficit)	$23,021	$6,087
(1)    Share amounts as of December 31, 2024 differ from those published in prior consolidated financial statements as they were retrospectively adjusted as a result of the Reverse Stock Split. Specifically, the number of shares of common stock outstanding during periods before the Reverse Stock Split are divided by the exchange ratio of 3:1, such that each three shares of common stock were combined and reconstituted into one share of common stock effective October 23, 2025.

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2025 and 2024
(Unaudited)

	Years Ended December 31,
$ in thousands	2025	2024
Cash flows from operating activities:
Net loss	$(21,083)	$(8,985)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	131	231
Stock-based compensation	801	290
Warrant modification expense	—	201
Loss on issuance of the Lynrock Lake Term Loan	6,640	—
Debt extinguishment loss	2,080	384
Debt modification expense	90	—
Provision for credit losses	—	1
Fair value of common stock issued in exchange for services and in connection with non-redemption agreements	—	3,698
Loss on issuance of common stock in connection with a subscription agreement	—	206
Non-cash interest	1,159	3,590
Non-cash operating lease income	(43)	(29)
Change in fair value of warrant liability	3,578	(187)
Change in fair value of derivative liability	(101)	(4,818)
Change in fair value of earnout liability	1,770	(3,230)
Changes in operating assets and liabilities:
Accounts receivable	(5,714)	(67)
Inventory	(1,925)	1,507
Prepaid expenses and other current assets	(304)	(201)
Accounts payable	2,452	(1,955)
Accrued expenses and other current liabilities	488	(543)
Deferred revenue	(42)	(299)
Other liabilities	1,064	173
Net cash used in operating activities	(8,959)	(10,033)

Cash flows from investing activities:
Purchases of property and equipment	(124)	(88)
Net cash used in investing activities	(124)	(88)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants, net of issuance costs	17,569	1,000
Proceeds from issuance of common stock pursuant to subscription agreement, net of issuance costs	—	500
Proceeds from long-term debt, net of issuance costs	14,856	10,525
Proceeds from stock option exercises	75	—
Proceeds from warrant exercises	555	—
Repurchase of warrant from Yorkville	(5,000)	—
Repayment of debt	(9,702)	(1,276)
Repayment of bridge loans	—	(800)
Payment of deferred issuance costs	—	—
Proceeds from the Merger, net of transaction costs	—	1,238
Cash paid for debt issuance costs	—	(59)
Net cash provided by financing activities	18,353	11,128
Net increase in cash, restricted cash and cash equivalents	9,270	1,007
Cash, restricted cash and cash equivalents at the beginning of period	1,192	185
Cash, restricted cash and cash equivalents at the end of the period	$10,462	$1,192